EXHIBIT 10.1

                          February 18, 2011

Mark E. Watson III

President and Chief Executive Officer

Argo Group International Holdings, Ltd.

110 Pitts Bay Road

Pembroke HM 08 Bermuda

Dear Mr. Watson:

As you know, pursuant to a letter agreement dated August 10, 2010 from Argo Group International Holdings, Ltd. (the “Company”) to you (the “Agreement”), certain housing, home leave and education allowances (collectively, the “Allowances”) were granted to you, together with certain other consideration. You and the Company hereby acknowledge and agree that the amounts payable in respect of the Allowances may be adjusted from time to time, at the discretion of the Human Resources Committee of the Company, such that the amounts payable are up to (but not in excess of) the amounts set forth in the Agreement.

Please confirm your agreement to the foregoing by executing this letter in the space provided below.

Sincerely yours,

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ John R. Power, Jr.
Name:	John R. Power, Jr.
Title:	Chairman, Human Resources Committee Board of Directors

Accepted and Agreed:

EMPLOYEE

/s/ Mark E. Watson III
Mark E. Watson III

Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com